Exhibit 99.1

Perry Ellis International to Acquire C&C California® and Laundry® from Liz Claiborne

o	Expansion into the contemporary women’s business with a new platform and two strong brands generating estimated $60 million in revenues in fiscal 2009
o	Accretive to fiscal 2009 earnings
o	Conference Call and Webcast on January 8, 2008 at 9:30 A.M. EST to discuss today’s announcement

Perry Ellis International announced today that it has entered into a definitive agreement for the acquisition of the C&C California and Laundry brands from Liz Claiborne Inc. for $37 million subject to inventory adjustment. The acquisition will be financed through existing cash and borrowings under the Company’s existing credit facility. The Company expects to close the acquisition, subject to receipt of customary government approvals and other customary conditions, by February 4th.

“These acquisitions, which advance Perry Ellis International’s growth strategy with two strong brands, with a very young following” said George Feldenkreis, chairman and chief executive officer. “The addition of C&C California and Laundry will allow us to aggressively pursue women’s apparel in the contemporary segment, which is the fastest growing one of the women’s market today. With this acquisition, we increase our long term growth potential and mark another key milestone in our Company’s history.”

Contemporary Brands to Add Over $60 Million in Annual Revenues

Subject to completion of the transaction, Perry Ellis International will combine its C&C California and Laundry operations with the Original Penguin brand to create a new Contemporary Business Platform. The combined additional annual revenues for Fiscal 2009 of these two brands are expected to be approximately $60 million. Reflecting the high growth potential for Original Penguin, C&C California and Laundry, the contemporary brand revenues should increase at a double digit annual rate over the next five years. The acquisition will have no impact on Fiscal 2008, and accretion in the range of $0.08 to $0.10 is expected in Fiscal 2009.

Oscar Feldenkreis, president and chief operating officer, concluded, “We are pleased to welcome the associates from C&C California and Laundry to the Perry Ellis International family. We believe our contemporary platform will benefit greatly from their experience and knowledge.

“The creation of this platform is an indication of our commitment to building new vehicles for sustainable growth. We believe that these brands will also translate into our swimwear division, plus expansion into children’s and additional product lines”

C&C California®

Based in Los Angeles, C&C California is one of the hottest contemporary brands for missy and juniors. C&C is sold in luxury retail, department stores and high end specialty boutiques and online at www.candccalifornia.com. With projected annual revenues of approximately $23 million in 2007, the brand has enjoyed double digit growth since it was acquired by Liz Claiborne in 2005.

Laundry®

Laundry has offices both in New York and Los Angeles, with showrooms in both cities. With approximately $30 million in annual revenues for dresses in 2007, Laundry is a key dress brand for major retailers such as Saks, Bloomingdale’s, Nordstrom and Neiman Marcus.

Perry Ellis International to host a conference call to discuss this acquisition

The Company will host a conference call to discuss the acquisition of C&C of California and Laundry on Tuesday, January 8, 2008 at 9:30 AM EST, which will be hosted by George Feldenkreis, chairman and chief executive officer, Oscar Feldenkreis, president and chief operating officer and Thomas D’Ambrosio, interim chief financial officer. To access the call live, please dial 1-877-795-3613 or 1-719-325-4836, access code 9442994. The webcast will be available at http://www.pery.com. A recording will be available for 15 days after the call at 1-888-203-1112 or 1-719-457-0820, access code 9442994.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories, and fragrances. The Company’s collection of dress and casual shirts, golf sportswear, sweaters, dress and casual pants and shorts, jeans wear, active wear and men’s and women’s swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands including Perry Ellis®, Jantzen®, Cubavera®, Savane®, Munsingwear®, Original Penguin® by Munsingwear®, AXIST®, Grand Slam®, John Henry®, Natural Issue®, Farah®, Pro Player®, Manhattan®, the Havanera Co. ®, Axis®, Tricots St. Raphael®, Mondo di Marco®, Redsand®, Gotcha®, Girl Star® and MCD®. The Company enhances its roster of brands by licensing trademarks from third parties including Dockers® for outerwear, Nike® and JAG® for swimwear, and PING® and PGA TOUR® for golf apparel. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “could,” “may,” “might,” “potential,” “predict,” “should,” “estimate,” “expect,” “project,” “believe,” “plan,” “envision,” “continue,” “intend,” “target,” “contemplate,” or “will” and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, our future capital needs and our ability to obtain financing, our ability to integrate acquired businesses, trademarks, tradenames and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct to consumer retail markets, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict, and other factors set forth in Perry Ellis International’s filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

CONTACT:

Perry Ellis International Investor Relations

Francisco G. Hoffmann, 305-873-1365

SOURCE: Perry Ellis International